UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2011
_________________

22nd Century Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54111	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)		14031 (Zip Code)
Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2011, 22nd Century Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Purchasers”), whereby the Purchasers acquired approximately $1.9 million of convertible promissory notes of the Company (the “Notes”) for an aggregate purchase price of approximately $1.7 million in a private placement (the “Offering”). The Notes were issued with an original issue discount of approximately 15%.  The form of Purchase Agreement is attached hereto as Exhibit 10.1.

The Notes are convertible into shares of the Company’s common stock, $0.00001 par value (the “Common Stock”), at any time prior to maturity of the Note at a per share conversion price equal to $0.75, as more particularly described in the form of Note attached hereto as Exhibit 4.1. Additionally, upon conversion of all or a portion of the Note into Common Stock, each Purchaser will receive at that time a warrant to purchase such number of shares of Common Stock equal to 120% of such number of shares of Common Stock issuable upon conversion of the Note (the “Warrants”), with the Warrants having an exercise price of $1.50 per share, as more particularly described in the form of Warrant attached hereto as Exhibit 4.2.

The Notes mature on December 14, 2012 (the “Maturity Date”). The Company may force the conversion of the Notes under certain circumstances. The Warrants, when issued, will have a term of five years and will be exercisable at any time on or before the fifth anniversary of the issue date of the Warrants. The Warrants may be exercised on a cashless basis.

To the extent a Purchaser does not elect to convert its Notes as described above, the principal amount of the Notes not so converted shall be payable in cash by the Company on the Maturity Date.

The Notes may be converted by the Purchasers in whole or in part.  In connection with the Offering, the Company has agreed with the Purchasers to provide certain piggy back rights to register under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock issuable upon any conversion of the Notes and the exercise of the Warrants.  The piggy back registration rights only arise if the Company files a registration statement for a subsequent financing that raises proceeds in excess of $5.0 million prior to the Maturity Date of the Notes.  The Company intends to use the proceeds from the Offering for working capital and other general corporate purposes.

The Notes and Warrants were offered and sold to “accredited investors” (as defined in section 501(a) of Regulation D) pursuant to an exemption from the registration requirements under Sections 4(2), Section 4(6) and Regulation S of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The shares to be issued upon conversion of the Notes and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.  The Company may be required to pay a commission of up to three percent (3%) of the consideration received by the Company from the Offering and warrants equal to up to six percent (6%) of some portion of the consideration received by the Company from the Offering.

The foregoing descriptions of the forms of the Notes, Warrants and Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 4.1, 4.2 and 10.1 respectively, and incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation for an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 3.02. Unregistered Sales of Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	Form of Convertible Promissory Note.

4.2	Form of Common Stock Purchase Warrant.

10.1	Form of Securities Purchase Agreement, dated as of December 14, 2011, by and between 22nd Century Group, Inc. and the purchasers thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Joseph Pandolfino
Date: December 16, 2011	Joseph Pandolfino
Chief Executive Officer